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                                                                     Exhibit 11


                       INDEPENDENT AUDITORS' CONSENT


To the Trustees
The Nationwide Investing Foundation:


We consent to the use of our report dated December 18 , 1995 included in the Statement of Additional Information and to the reference to our firm under the heading "Financial Highlights" in the Prospectus.


                                            KPMG Peat Marwick LLP


Columbus, Ohio
February 29, 1996